Exhibit 10.2

AMENDMENT TO THE Amended and Restated
Motorsport Games INC. 2021 Equity Incentive Plan

Whereas, the Board of Directors (the “Board”) of Motorsport Games Inc. (the “Company”) heretofore established the Motorsport Games Inc. 2021 Equity Incentive Plan (the “Plan”); and

Whereas, the Board desires to amend the Plan to increase the maximum number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”) available for grants of Awards thereunder by an additional 500,000 shares of Common Stock to 600,000 shares of Common Stock; and

Whereas, pursuant to Section 13.1 of the Plan, the Board has the right to amend the Plan with respect to certain matters; and

Whereas, the Board has approved and authorized this amendment to the Plan (this “Amendment”) and has recommended that the stockholders of the Company approve this Amendment; and

Whereas, the stockholders of the Company have approved this Amendment at a duly called meeting; now, therefore, be it

Resolved, that the Plan is hereby amended, subject to and effective as of the date of stockholder approval hereof, such that Section 5.1 of the Plan is hereby amended by increasing the share references in such section by an additional 500,000 shares of Common Stock to 600,000 shares of Common Stock, so that the first sentence of Section 5.1 reads in its entirety as follows:

Subject to adjustment as provided in Section 10, the aggregate number of shares of Stock reserved and available for grant pursuant to the Plan shall be 600,000 shares.

Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect.

[Signature page follows.]

In witness whereof, the Company has caused this Amendment to be signed this 23rd day of April, 2026.

MOTORSPORT GAMES INC.

By:	/s/ Stephen Hood
Name:	Stephen Hood
Title:	Chief Executive Officer